                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/ Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                             MED-DESIGN CORPORATION
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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    4) Proposed maximum aggregate value of transaction:


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    5) Total fee paid:


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                                   THE
                            [LOGO] MED o DESIGN
                                   CORPORATION




                               2810 Bunsen Avenue
                            Ventura, California 93003

                          -----------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD AUGUST 3, 2001

                          -----------------------------


To our Stockholders:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of The Med-Design Corporation (the "Company") will be held at The Union League, Broad and Sansom Streets, Philadelphia, Pennsylvania, on Friday, August 3, 2001, at 1:00 p.m. local time, for the following purposes:

         1.  To elect eleven members of the Board of Directors.

         2. To vote upon a proposal to adopt the Company's 2001 Equity Compensation Plan.

         3. To vote upon a proposal to amend the Company's Certificate of Incorporation to provide for the classification of the Board of Directors into three classes of directors with staggered terms of office.

         4. To amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock available for issuance by 10,000,000 shares.

         5. To vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for 2001.

         6. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         Only stockholders of record at the close of business on June 5, 2001, the record date, are entitled to notice of, and to vote at, the meeting or any adjournments thereof.

                                              By Order of the Board of Directors



                                              Joseph N. Bongiovanni, III
                                              Vice President and Secretary

June 25, 2001

         YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY.

                                   THE
                            [LOGO] MED o DESIGN
                                   CORPORATION




                               2810 Bunsen Avenue
                            Ventura, California 93003

                             ----------------------

                                 PROXY STATEMENT

                             ----------------------

         This Proxy Statement is being furnished to the stockholders of The Med-Design Corporation, a Delaware corporation (the "Company"), in connection with the 2001 Annual Meeting of Stockholders of the Company to be held on August 3, 2001 and any adjournment or adjournments thereof (the "Annual Meeting"). The Annual Meeting will be held at The Union League, Broad and Sansom Streets, Philadelphia, Pennsylvania at 1:00 p.m. local time. This Proxy Statement and the enclosed Proxy are being mailed to stockholders on or about June 25, 2001.

         Execution and return of the enclosed Proxy are being solicited by and on behalf of the Board of Directors of the Company (the "Board"). The costs incidental to the solicitation and obtaining of proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals, will be borne by the Company. Proxies may be solicited, without extra compensation, by officers and employees of the Company by mail, telephone, telefax, personal interviews and other methods of communication. The Company may employ an outside firm to assist in the solicitation of proxies and the cost, if any, for such services will be paid by the Company.

                          VOTING AT THE ANNUAL MEETING

Record Date; Proxies; Vote Required

         Only stockholders of record at the close of business on June 5, 2001 (the "Record Date") are entitled to vote at the Annual Meeting or any adjournment or adjournments thereof. As of the Record Date, the Company had outstanding 10,589,520 shares of common stock, $.01 par value (the "Common Stock"). The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the Annual Meeting will constitute a quorum for the transaction of business. Each stockholder is entitled to one vote for each share of Common Stock owned of record by such stockholder on the Record Date with respect to each matter to be voted on at the Annual Meeting.

         All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting and not revoked will be voted as instructed on those proxies. If no instructions are indicated, the shares will be voted FOR the election of the nominees named herein and FOR each other proposal described in the attached Notice of Annual Meeting of Stockholders. A Stockholder may revoke his or her proxy at any time before it is exercised by written notice to the Secretary of the Company, by delivery of a later-dated signed proxy or by voting in person at the Annual Meeting.

         Election as a director requires a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Each other proposal described in the attached Notice of Annual Meeting of Stockholders requires the affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting, except that the two proposals to amend the Certificate of Incorporation require the affirmative vote of a majority of the outstanding shares.

         For the purpose of determining the vote required for approval of matters to be voted on at the Annual Meeting, abstentions and broker non-votes will be counted as shares that are present for purposes of determining a quorum. With regard to the election of directors, votes may be cast in favor of a nominee or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on proposals other than the election of directors and will have the effect of a negative vote. With regard to proposals other than the election of directors, broker non-votes will have no effect on the outcome of such proposals. "Broker non-votes" occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth as of April 10, 2001 certain information with respect to the beneficial ownership of Common Stock (i) by each person known to us to own beneficially five percent or more of the Company's outstanding Common Stock (the only voting class outstanding), (ii) by each director, (iii) by each of the Named Executive Officers and (iv) by all officers and directors as a group.

                                                                   Number of Shares         Percent of Class
                      Name and Address                          Beneficially Owned (1)     Beneficially Owned
                      -----------------                         ----------------------     ------------------
James M. Donegan........................................              1,324,465(2)                11.12%

Joseph N. Bongiovanni, III..............................                207,000(3)                 1.92%

Gilbert M. White........................................                220,734(4)                 2.04%

John F. Kelley..........................................                653,750(5)                 5.81%

Pasquale L. Vallone.....................................                140,026(6)                 1.31%

Vincent J. Papa.........................................                 44,000(7)                   *

Richard Bergman.........................................                 27,000                      *

Ralph Balzano...........................................                      0                      *

John Branton............................................                  8,000                      *

James Schleif...........................................                      0                      *

Michael W. Simpson......................................                 33,000(8)                   *

Thor R. Halseth(9)......................................                228,273 (10)               2.11%

Lawrence D. Ellis.......................................                 76,600 (11)                 *

Hathaway & Associates, Ltd .............................                598,300(12)                5.35%

J.P. Morgan Chase & Co. ................................                629,850(13)                5.61%

Merrill, Lynch and Co. .................................                871,917(14)                7.61%

All Directors and Officers as a Group (12 persons)......              2,962,848(15)               17.93%

--------------------
*Less than one percent (1%)

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days of April 10, 2001 are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Includes 1,600 shares of Common Stock held by Mr. Donegan as custodian for his son and an option to purchase 100,400 shares of Common Stock. The address of Mr. Donegan is The Med-Design Corporation, 2810 Bunsen Avenue, Ventura, California 93003.

(3) Includes options to purchase 122,000 shares of Common and warrants to purchase 75,000 shares of Common Stock.

(4) Includes 1,400 shares of Common Stock held by Mr. White's spouse, and options to purchase 75,000 shares of Common Stock.

(5) Includes options to purchase 48,000 shares of Common Stock and warrants to purchase 500,000 shares of Common Stock. The address of Mr. Kelley is The Med-Design Corporation, 2810 Bunsen Avenue, Ventura, California 93003.

(6)  Includes options to purchase 16,000 shares of Common Stock.

(7)  Includes options to purchase 44,000 shares of Common Stock.

(8)  Includes options to purchase 33,000 shares of Common Stock.

(9) Mr. Halseth, formerly the Company's Senior Vice President, Design, resigned from the Company in May of 2001.

(10) Includes options to purchase 16,000 shares of Common Stock.

(11) Includes options to purchase 33,000 shares of Common Stock.

(12) Based on a Schedule 13G filed with the Securities and Exchange Commission on January 17, 2001 by Hathaway & Associates, Ltd., whose address is 119 Rowayton Avenue, Rowayton, CT 06853.

(13) Based on a Schedule 13G filed with the Securities and Exchange Commission on February 9, 2001 by J.P. Morgan Chase & Co., whose address is 270 Park Avenue, New York, NY 10017.

(14) Based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2001 by Merrill Lynch Pierce Fenner & Smith Co., whose address is North Tower, World Financial Center, New York, NY 10281-1323.

(15) Includes options and warrants to purchase 1,894,208 shares of Common Stock.


                            I. ELECTION OF DIRECTORS

         At December 31, 2000, the Board consisted of seven persons, James A. Donegan, Joseph N. Bongiovanni, III, Gilbert M. White, John F. Kelley, Pasquale
L. Vallone, Vincent Papa and Michael W. Simpson. On January 29, 2001, the Board increased the size of the Board to eleven directors. Ralph Balzano was appointed to the Board on January 29, 2001, and John Branton, James E. Schleif and Richard Bergman were appointed to the Board on April 20, 2001.

         This Proxy Statement contains a proposal to amend the Company's Certificate of Incorporation to classify the Company's Board of Directors into three classes with staggered terms. The proposal is discussed below under "Proposal to Amend the Company's Certificate of Incorporation to Provide for a Classified Board." If the proposal to amend the Certificate of Incorporation to classify the Board of Directors is adopted at this year's Annual Meeting, members of each class will be elected at the Annual Meeting. Three directors will be elected for a term expiring at the 2002 annual meeting; four directors will be elected for a term expiring at the 2003 annual meeting; and four directors will be elected for a term expiring at the 2004 annual meeting, in each case until their respective successors are duly elected and qualified or until their earlier resignation or removal. Beginning with the 2002 annual meeting, members of the class whose term expires at the meeting will be elected each year to serve a three-year term until their successors have been elected and qualified or until their earlier resignation or removal. If the proposal to amend the Certificate of Incorporation is not adopted, all directors will be elected to hold office until the 2002 annual meeting until their successors have been elected and qualified or until their earlier resignation or renewal.

         The Board has nominated Messrs. Balzano, Bergman and Kelley for election as directors to serve until the 2002 Annual Meeting, Messrs. Bongiovanni, Branton, Vallone and White for election as directors to serve until the 2003 Annual Meeting and Messrs. Donegan, Papa, Schleif and Simpson for election as directors to serve until the 2004 Annual Meeting. All nominees are currently directors of the Company.

         Each nominee has expressed his willingness to serve as a director if elected, and the Company knows of no reason why any nominee would be unable to serve. If a nominee is unable to serve as a director, the Proxies may be voted for one or more substitute nominees to be designated by the Board, or the Board may decide to reduce the number of directors.

         Set forth below is certain information with respect to each nominee for director, each of whom is currently serving as a director of the Company, including the term of office for which each nominee is nominated.

Nominees for Terms Continuing Through the 2002 Annual Meeting

         Ralph Balzano, 64, has served as a director of the Company since January 2001. Mr. Balzano has served as Chief Information Officer for the Department of Information Technology & Telecommunications for the City of New York since 1994. From 1971 to 1994, Mr. Balzano was the Chief Executive Officer of LCS Associates in New York.

         Richard Bergman, 61, has served as a director of the Company since April 2001. Mr. Bergman has been a partner with the financial consulting firm of Bergman, Igel, Kaplan & Associates since 1999. From 1995 to 1998, Mr. Bergman was Director of Acquisitions for Windshields America/Globe Glass/Vistar.

         John F. Kelley, 57, has served as a director since 1995. Mr. Kelley has been engaged in consulting services as an independent consultant since January 1996. From 1988 to January 1996, Mr. Kelley held a number of positions with Chase Manhattan Bank including President and director of Chase Manhattan Futures Corporation, President of Chase Futures Management Inc. and President of Chase Futures Advisors Inc.

Nominees for Terms Continuing Through the 2003 Annual Meeting

         Joseph N. Bongiovanni, III, 57, has served as a director of the Company and a Vice President and Secretary of the Company since 1994. Since 1978, Mr. Bongiovanni has been the senior partner of the law firm Bongiovanni & Berger.

         John Branton, 50, has served as a director of the Company since April 2001. Mr. Branton is the President and Co-Founder of Safe Harbor Financial, Inc., a fixed and variable annuity wholesaling organization he co-founded in 1986. From 1980 to 1986, Mr. Branton was a Vice President with INA Life Insurance Company.

         Pasquale L. Vallone, 73, has served as a director of the Company since 1998. Mr. Vallone is a consultant for U.S. Aviation Underwriters, Inc. Mr. Vallone served in the underwriting and technical areas at U.S. Aviation Underwriters for fifty years until his retirement as a Senior Vice President in June 1997.

         Gilbert M. White, 63, has served as a director of the Company since 1994 and served as an Executive Vice President of the Company from 1995 until January 1998. Prior to joining Med-Design in 1995, Mr. White was Senior Vice President of Rollins Hudig Hall, a multinational insurance firm, where he designed, marketed and serviced complex insurance programs for large national and international clients since 1984.

Nominees for Terms Continuing Through the 2004 Annual Meeting

         James M. Donegan, 50, has served as the Chairman of the Board of Directors, Chief Executive Officer and President of the Company since 1994. From 1991 to 1995, Mr. Donegan held various positions at Chase Manhattan Bank, including marketing executive for the Structured Investment Division and most recently as the Managing Director of Chase Futures Management, Inc.

         Vincent J. Papa, 51, has served as a director of the Company since 1998. Mr. Papa has served as Secretary and General Counsel of Energy Merchants LLC since 1999. From 1995 to 1999, Mr. Papa was a Managing Director and General Counsel for P.M.G. Capital Corp., a wholly owned affiliate of the Pennsylvania Merchant Group.

         James E. Schleif, 59, has served as a director of the Company since April 2001. Mr. Schleif has been a healthcare industry consultant specializing in financial management and managed care since May 2000. From 1978 to May 2000, Mr. Schleif served as the Chief Financial Officer of Mercy Health System. Mr. Schleif is the brother-in-law of Mr. Bongiovanni.

         Michael W. Simpson, 43, has served as a director of the Company and the Company's Chief Operating Officer since November 1999. From 1997 to October 1999 Mr. Simpson served in a number of capacities at Becton, Dickinson and Company, most recently as Worldwide Director of Advance Protection Infusion Therapy Systems. Prior to 1997, Mr. Simpson was International Product Director for Advanced Research and Development at Johnson & Johnson for over five years.

         The Board of Directors unanimously recommends a vote FOR each nominee.

       II. PROPOSAL TO ADOPT THE COMPANY'S 2001 EQUITY COMPENSATION PLAN

         On June 11, 2001, the Board adopted, subject to stockholder approval at the Annual Meeting, the 2001 Equity Compensation Plan (the "2001 Plan"). Stockholder approval is being sought (i) to enable the compensation attributable to option grants under the 2001 Plan to qualify for an exemption from the $1,000,000 deduction limit under Section 162(m) of the Internal Revenue Code (the "Code") (see "Section 162(m)" under "Federal Income Tax Consequences" below) and (ii) to enable incentive stock options to meet the requirements of the Code.

         The Board believes that the Company's ability to attract, retain and motivate top quality management, employees, and consultants would be enhanced by the Company's ability to make grants under the 2001 Plan. In addition, the Board believes that the interests of the Company and its stockholders will be advanced if the Company can offer its employees, consultants, advisors, and non-employee directors the opportunity to acquire or increase their proprietary interests in the Company because stock based compensation provides incentives for the enhancement of stockholder value.

         Moreover, the Company currently maintains the Amended and Restated Non-Qualified Stock Option Plan (the "Non-Qualified Stock Option Plan"), which has no shares available for issuance (although shares may become available for issuance if outstanding options terminate without exercise or are cancelled). If the 2001 Plan is approved by the Company's stockholders, the Company does not intend to make any additional grants under the Non-Qualified Stock Option Plan except for grants of shares that may become available for issuance if outstanding options terminate without exercise or are canceled. From time to time, the Company has made grants outside the Non-Qualified Stock Option Plan to certain executive officers and has recently in connection with the employment of a new executive granted a warrant to purchase 50,000 shares of the Company's Common Stock.

         The material terms of the 2001 Plan are summarized below. A copy of the full text of the 2001 Plan is attached to this Proxy Statement as Appendix A. This summary of the 2001 Plan is not intended to be a complete description of the 2001 Plan and is qualified in its entirety by the actual text of the 2001 Plan to which reference is made.

Summary of the 2001 Equity Compensation Plan

         The 2001 Plan will be administered by the Company's Compensation Committee. However, the Board may ratify or approve any grants it determines appropriate. The Compensation Committee has the authority to (i) determine the individuals to whom grants will be made under the 2001 Plan, (ii) determine the type, size and terms of each grant, (iii) determine the time when grants will be made and the duration of any applicable exercise or restriction period, (iv) amend the terms of any previously issued grant and (v) deal with any other matters arising under the 2001 Plan.

         The maximum number of shares of Common Stock that may be issued under the 2001 Plan is 1,200,000 shares. The maximum number of shares of Common Stock that may be granted to any individual during any calendar year is 200,000 shares. The maximum share limits will be adjusted in the event of certain corporate changes in the Common Stock. If any grant expires, is forfeited or cancelled or otherwise terminates without having been exercised, the shares subject to the grant will again be available for grant under the 2001 Plan.

         Grants to participants under the 2001 Plan may include: (i) options to purchase shares of Common Stock, including incentive stock options, which may only be granted to employees of the Company and its subsidiaries, and nonqualified stock options, which may be granted to employees, non-employee directors, consultants and advisors of the Company and its subsidiaries and (ii) stock awards, which may be granted to employees, non-employee directors, consultants and advisors of the Company and its subsidiaries, and which may be subject to restrictions on transferability and other conditions. The Compensation Committee will select the employees, non-employee directors, consultants and advisors who are eligible for grants under the 2001 Plan. As of June 5, 2001, approximately 17 employees, 8 non-employee directors and 4 consultants and advisors would be eligible to participate in the 2001 Plan.

         The Compensation Committee will establish the exercise price of each nonqualified stock option and incentive stock option on the date of grant. The exercise price of a nonqualified stock option may be greater than, less than, or equal to the fair market value of the Common Stock on the date of grant. The exercise price of an incentive stock option may not be less than the fair market value of the Common Stock on the date of grant. However, if the grantee of an incentive stock option is a person who holds more that 10% of the combined voting power of all classes of the Company's outstanding stock or the outstanding stock of its subsidiary, the exercise price per share of the incentive stock option must be at least 110% of the fair market value of a share of the Common Stock on the date of grant. If the aggregate fair market value of a share of the Common Stock, determined on the date of grant, with respect to which incentive stock options become exercisable for the first time by a grantee during any calendar year exceeds $100,000, the options in excess of this limit will be treated as nonqualified stock options.

         The Compensation Committee determines the term of each stock option, which will not exceed ten years (five years in the case of an incentive stock option granted to a 10% owner). The Compensation Committee may establish such vesting and other conditions with respect to options as it determines appropriate. The Compensation Committee may accelerate the exercisability of any or all outstanding options at any time for any reason. Options may be exercised while the grantee is an employee, non-employee director, consultant or advisor of the Company or its subsidiary, or within a period specified by the Compensation Committee after the termination of the grantee's employment or service.

         Grantees may pay the exercise price for an option: (i) in cash, (ii) with the approval of the Compensation Committee, by delivering shares of stock owned by the grantee and having a fair market value on the date of exercise equal to the exercise price of the option, (iii) with the approval of the Compensation Committee, by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board or (iv) by such other method as the Compensation Committee may approve. The Compensation Committee may authorize loans to be made to grantees in connection with the exercise of an option, upon such terms and conditions as the Compensation Committee determines appropriate.

         The Compensation Committee may grant stock awards subject to restrictions and for consideration. The Compensation Committee may establish conditions under which restrictions on stock awards will lapse over a period of time or according to such other criteria as the Compensation Committee determines appropriate. Unless the Compensation Committee determines otherwise, during the restriction period, the grantee will have the right to vote shares subject to stock awards and to receive any dividends or other distributions paid on such shares. If the grantee's employment or service terminates during the restriction period or if any other conditions are not met, unless the Compensation Committee determines otherwise, the stock award will terminate with respect to all of the shares of stock covered by the stock award as to which the restrictions have not lapsed, and those shares of stock will be forfeited and immediately returned to the Company.

         The Compensation Committee may permit or require a grantee to defer receipt of cash or shares that would otherwise be due to the grantee in connection with any grant.

         Grants under the 2001 Plan are not transferable by the grantee except by will or the laws of descent or, in the case of a grant other than an incentive stock option, pursuant to a domestic relations order, subject to Compensation Committee consent. The Compensation Committee may allow a grantee to transfer a nonqualified stock option to family members or a trust or other entity for the benefit of family members.

         In the event of a change of control of the Company, unless the Compensation Committee determines otherwise, all outstanding stock options will accelerate and become fully exercisable and the restrictions and conditions on stock outstanding will immediately lapse. In a change of control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless otherwise determined by the Compensation Committee, all outstanding options will be assumed by or replaced with comparable options by the surviving corporation (or a parent or subsidiary of the surviving corporation), and all stock awards will be converted to stock awards of the surviving corporation (or a parent or subsidiary of the surviving corporation). The Compensation Committee may also take any of the following actions in the event of a change of control of the Company: (i) require the surrender of outstanding options in exchange for payment in cash or Common Stock in an amount by which the fair market value of the Common Stock exceeds the exercise price of the option or (ii) after giving participants the opportunity to exercise outstanding options, terminate any or all unexercised options.

         The Compensation Committee may make grants on terms different from those specified in the 2001 Plan with respect to persons who are subject to taxation outside the United States as they deem necessary or appropriate to achieve the purposes of the 2001 Plan.

         The 2001 Plan will terminate on June 10, 2011. The Board may amend or terminate the 2001 Plan at any time. However, the Board will not amend the 2001 Plan without stockholder approval if stockholder approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange or Nasdaq requirements.

         No grants of shares have been made under the 2001 Plan. It is not possible at present to predict the number of shares that will be granted or who will receive any such grants under the 2001 Plan after the 2001 Annual Meeting.

         The last sales price of the Common Stock on June 5, 2001 was $23.90 per share.

Federal Income Tax Consequences

         The following is a brief description of the U.S. federal income tax consequences generally arising with respect to grants that may be awarded under the 2001 Plan. State, local and other taxes may also be imposed in connection with grants. This discussion is intended for the information of the stockholders considering how to vote at the 2001 Annual Meeting and not as tax guidance to individuals who will participate in the 2001 Plan.

         Incentive Stock Options. In general, a grantee will not recognize taxable income upon the grant or exercise of an incentive stock option, and the Company will not be entitled to any business expense deduction with respect to the grant or exercise of an incentive stock option. However, upon the exercise of an incentive stock option, the excess of the fair market value of the shares received on the date of exercise over the exercise price of the option will be included as an adjustment for purposes of the alternative minimum tax.

         If a grantee holds the shares acquired upon exercise of an incentive stock option for at least two years after the date of grant and for at least one year after the date the shares were transferred upon exercise, when the grantee disposes of the shares, the difference, if any, between the sale price of the shares and the exercise price of the option will be treated as long-term capital gain or loss. If a grantee disposes of the shares before satisfying these holding period requirements (referred to as a disqualifying disposition), the grantee will recognize ordinary income at the time of the disqualifying disposition, in an amount equal to the excess of the fair market value of the shares at the time the option was exercised over the exercise price of the option, or an amount equal to the gain on the disposition, if less. The balance of the gain realized, if any, will be short-term or long-term capital gain, depending on the length of the time that the shares have been held after the date of exercise. In general, the Company will be allowed a business expense deduction to the extent a grantee recognizes ordinary income.

         Nonqualified Stock Options. In general, a grantee who receives a nonqualified stock option will recognize no income at the time of the grant of the option. Upon exercise of a nonqualified stock option, a grantee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the option. The basis in shares acquired upon exercise of a nonqualified stock option will equal the fair market value of such shares at the time of exercise, and the holding period of the shares (for capital gain purposes) will begin on the date of exercise. In general, the Company will be entitled to a business expense deduction in the same amount and at the same time as the grantee recognizes ordinary income.

         Stock Awards. A grantee who receives a stock award generally will not recognize taxable income until the stock is transferable by the grantee or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs first. When the stock is either transferable or is no longer subject to a substantial risk of forfeiture, the grantee will recognize ordinary income in an amount equal to the fair market value of the shares, less any amounts paid for the shares, at that time. The Company generally will be entitled to a business expense deduction in the same amount.

         A grantee may elect to recognize ordinary income when a restricted stock award is granted in an amount equal to the fair market value of the shares, less any amount paid for the shares, at the date of grant, determined without regard to the restrictions. The Company generally will be entitled to a corresponding business expense deduction in the same year.

         Section 162(m). Section 162(m) of the Code generally disallows a public corporation's tax deduction for compensation paid to its chief executive officer or any of the four other most highly compensated executive officers in excess of $1,000,000 in any year. Compensation that qualifies as "performance-based compensation" is excluded from the $1,000,000 deductibility limit, and therefore remains fully deductible by the corporation that pays it. The Company intends that options granted by the Compensation Committee with an exercise price at or above 100% of the fair market value of the underlying Common Stock on the date of grant will qualify as "performance-based compensation," although other option grants not meeting these requirements under the 2001 Plan will not so qualify. The Company does not intend for grants of stock awards to qualify as "performance-based compensation."

         The Board of Directors unanimously recommends a vote FOR adoption of the 2001 Plan.

                III. PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE
               OF INCORPORATION TO PROVIDE FOR A CLASSIFIED BOARD

         The Board of Directors is recommending a proposed amendment to the Company's Certificate of Incorporation that would classify the Company's Board of Directors into three classes with staggered terms.

         Under the proposed amendment, the Board of Directors will be divided into three classes, each class to be as nearly equal in number as possible. If the proposed amendment is adopted, three directors will be elected for a term expiring at the 2002 annual meeting; four directors will be elected for a term expiring at the 2003 annual meeting; and four directors will be elected for a term expiring at the 2004 annual meeting, in each case until their respective successors are duly elected and qualified or until their earlier resignation or removal. Beginning with the 2002 Annual Meeting of Stockholders, one class will be elected each year for a three-year term.

         The proposed classified board amendment will significantly extend the time required to effect a change in control of the Board and may discourage hostile takeover bids for the Company. Currently, a change in control of the Board can be made by stockholders holding a plurality of the votes cast at a single Annual Meeting. If the Company implements a classified board of directors, it will take at least two Annual Meetings for even a majority of stockholders to make a change in control of the board of directors, because only a minority of the directors will be elected at each meeting.

         The classified board proposal is designed to assure continuity and stability in the Board's leadership and policies. While management has not experienced any problems with such continuity and stability in the past, it wishes to ensure that unanticipated future developments will not adversely affect such continuity and stability. The Board also believes that the classified board proposal will assist the Board in protecting the interests of the Company's stockholders in the event of an unsolicited offer for the Company.

         Delaware General Corporation Law (the "DGCL") provides that directors chosen to fill vacancies on a classified board shall hold office until the next election of the class for which such directors shall have been chosen, and until their successors are elected and qualified. The DGCL also provides that, unless the certificate of incorporation provides otherwise, directors serving on a classified board of directors may be removed only for cause. The Board intends that the provisions of the DGCL regarding removal only for cause be applicable, and is not proposing to address removal in the proposed amendment. Presently, all directors of the Company are elected annually and all of the directors may be removed, with or without cause, by a majority vote of the outstanding shares of Common Stock.

         Under the DGCL and the bylaws of the Company, any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors. Any director elected to fill a vacancy will hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

         If the proposed amended is approved, the text of paragraph 11 of the Company's Certificate of Incorporation would read as set forth below:

                           11. The directors of the Corporation shall be
                  classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2002, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2003, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2004, with each class to hold office until its successor is duly elected and qualified. At each succeeding annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until such person's successor shall have been duly elected and qualified or until such person's earlier resignation or removal.

         The Board of Directors unanimously recommends a vote FOR adoption of the amendment to the Company's Certificate of Incorporation to provide for a classified Board.

        IV. PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION
    TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE

         The Board of Directors is recommending a proposed amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock, $0.01 par value, from 20,000,000 to 30,000,000. The Board adopted a resolution to amend the first paragraph of paragraph 4 of the Company's Certificate of Incorporation to read in its entirety as follows:

                    "The total number of shares of stock which the Corporation shall have the authority to issue is Thirty-Five Million (35,000,000) to be divided into two classes designated "Common Stock" and "Preferred Stock". The Corporation shall be authorized to issue (a) Thirty Million (30,000,000) shares of Common Stock, par value $.01 per share, and (b) Five Million (5,000,000) shares of Preferred Stock, par value $.01 per share."

         The additional shares of Common Stock would have rights identical to the currently outstanding Common Stock. Adoption of the proposed amendment and any issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock, except for the effects incidental to increasing the outstanding number of shares of the Common Stock, such as dilution of the earnings per share and voting rights of current holders of Common Stock. At June 5, 2001, 10,589,520 shares of Common Stock were outstanding. Currently, there are no shares of Preferred Stock outstanding. The proposed amendment will not change the number of shares of Preferred Stock authorized for issuance

         The Board believes that the authorized number of shares of Common Stock should be increased to provide sufficient shares for such corporate purposes as may be determined by the Board to be necessary or desirable. These purposes may include, without limitation: expanding the Company's business or product lines through the acquisition of other businesses or products; establishing strategic relationships with other companies; raising capital through the sale of Common Stock; and attracting and retaining valuable employees by providing equity incentives.

         Once authorized, the additional shares of Common Stock may be issued with approval of the Board of Directors but without further approval of the stockholders, unless stockholder approval is required by applicable law, rule or regulation.

         Stockholder approval of this proposal is required under Delaware law. Approval of the amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of Common Stock by 10,000,000 requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. If the stockholders do not approve the amendment, then the number of authorized shares of Common Stock will remain at 20,000,000.

         The Board of Directors unanimously recommends a vote FOR adoption of the amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of Common Stock by 10,000,000 shares.


            V. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         The Board of Directors has selected, subject to ratification by the Company's stockholders, PricewaterhouseCoopers LLP ("PwC") as independent accountants to audit the financial statements of the Company for the fiscal year ending December 31, 2001. PwC was the Company's independent accountants for the fiscal year ended December 31, 2000. A representative of PwC is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to answer appropriate questions.

         The Board of Directors unanimously recommends a vote FOR ratification of the appointment of PwC as the Company's independent accountants.

                                VI. OTHER MATTERS

         The Board of Directors of the Company does not know of any other matter that may be brought before the Annual Meeting. However, if any such other matters are properly brought before the meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares represented thereby in accordance with their judgment on such matters.


                          MATTERS CONCERNING DIRECTORS

Committees of the Board of Directors

         The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee. During the fiscal year ended December 31, 2000, eleven meetings of the Board of Directors were held. The Audit Committee held six meetings and the Compensation Committee held ten meetings during the fiscal year ended December 31, 2000. The Nominating Committee did not meet during the fiscal year ended December 31, 2000; its duties were performed by the Board of Directors. No incumbent director attended fewer than 75% of the total number of meetings of the Board of Directors and the committees of which he was a member.

         The members of the Audit Committee are Gilbert M. White, Pasquale L. Vallone and Vincent J Papa. The authority of the Audit Committee is set forth in more detail in its Charter, which is reprinted in its entirety as Appendix B to this Proxy Statement, and includes reviewing and recommending the accountants to be engaged as the Company's independent accountants, reviewing the scope and results of the audit and other services provided by the Company's independent accountants and reviewing with the independent accountants and the Company's financial and accounting personnel the adequacy and effectiveness of the Company's accounting and financial controls.

         The members of the Compensation Committee are Gilbert M. White, Pasquale L. Vallone and Vincent J. Papa. The Compensation Committee has authority, as delegated by the Board of Directors, to exercise all duties of the Board of Directors in matters relating to executive compensation and administration of all stock option and other employee benefit plans of the Company, subject to the terms of such plans.

         The members of the Nominating Committee are Joseph N. Bongiovanni, III, Pasquale L. Vallone and Vincent J. Papa. The Nominating Committee has authority to recommend nominees for directors of the Company and its subsidiaries, with such nominations to be approved by the Board. The Board of Directors will consider nominees for directors recommended by stockholders. There are no specified formal procedures for submitting such recommendations. Recommendations may be addressed to the Chief Executive Officer, The Med-Design Corporation, 2810 Bunsen Avenue, Ventura, California 93003.

Compensation of Directors

         Currently, non-employee directors receive $500 per Board meeting attended and annually receive options to purchase 16,000 shares of Common Stock, with an exercise price equal to the closing market price on the date of grant, as compensation for services on the Company's Board of Directors and any committees thereof. The Company is currently considering amending such compensation scheme to compensate non-employee directors for their attendance at meetings of the committees of the Board of Directors as well. No other directors receive cash or other compensation for services on the Company's Board of Directors or any committee thereof. All directors are entitled to reimbursement for reasonable expenses incurred in the performance of their duties as board members.



                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth certain information regarding compensation paid to the Company's Chief Executive Officer and the four other most highly paid executive officers during the year ended December 31, 2000 (the "Named Executive Officers").


                                                   Annual Compensation                Long Term Compensation
                                                   -------------------                ----------------------
                                                                                               Awards
                                                                                               ------
                                                                                       Restricted  Securities
                                                                        Other Annual      Stock    Underlying
      Name and Principal Position       Year    Salary($)   Bonus($)   Compensation($)  Awards($)    Options
      ---------------------------       ----    ---------   --------   --------------- ----------  ----------
James M. Donegan                        2000    300,000     25,000      753,725 (1)             -     100,000
   Chairman, Chief                      1999    225,000     20,000                -             -     100,000
   Executive Officer,                   1998    185,000          -                -             -           -
   President

Michael W. Simpson                      2000    165,000          -                -     2,525,000(2)  116,000
   Chief Operating Officer              1999     19,038          -                -             -           -

Thor R. Halseth                         2000    106,502      6,000                -             -      70,000
   Senior Vice President,               1999    103,400      6,000                -             -           -
   Design                               1998     94,000          -                -             -      16,000

Lawrence D. Ellis                       2000    140,000     20,000                -             -      66,000
   Chief Financial Officer              1999    110,400     15,000                -             -           -
                                        1998     92,000          -                -             -      20,000

Joseph N. Bongiovanni, III              2000    108,000     20,000                -             -     100,000
   Vice President and Secretary         1999     96,000     20,000                -             -     100,000
                                        1998     85,000          -                -             -      20,000

--------------
(1)  Represents 59,701 shares of the Common Stock awarded to Mr. Donegan.

(2) Represents 200,000 shares of restricted Common Stock granted to Mr. Simpson. The restricted shares vest if the Company is merged into or is acquired by another entity or upon the earlier of (i) the Common Stock trading over $22.00 per share for thirty consecutive trading days and (ii) November 11, 2004.

Stock Options

         The following table sets forth certain information concerning grants of stock options made during 2000 to the Named Executive Officers.

                        Option Grants in Last Fiscal Year


                                           Percent Of
                              Number Of       Total
                             Securities      Options
                             Underlying    Granted To    Exercise                Grant Date
                               Options    Employees In     Price    Expiration    Present
           Name                Granted     Fiscal Year    ($/Sh)       Date       Value (1)
           ----              -----------  ------------   --------   ----------   ----------
James M. Donegan               100,000         14%        $ 8.375    08/18/05     $613,250

Michael W. Simpson              66,000          9%        $11.875    04/25/05     $580,569
                                50,000          7%        $ 7.880    11/11/04     $290,240

Thor R. Halseth                 20,000          3%        $16.375    02/18/05     $230,200
                                50,000          7%        $11.875    04/25/05     $439,500

Lawrence D. Ellis               66,000          9%        $11.875    04/25/05     $580,569

Joseph N. Bongiovanni, III     100,000         14%        $11.875    04/25/05     $879,650

--------------
(1) These amounts represent the estimated fair value of stock options, measured at the date of grant using the Black-Scholes option pricing model. There are four underlying assumptions in developing the grant valuations: an expected volatility of 89.80% to 95.02%, an expected term of exercise of five years, a range of risk free interest rates of 5.85% to 6.74% and a dividend yield of zero. The actual value, if any, an officer may realize will depend on the amount by which the stock price exceeds the exercise price on the date the option is exercised. Consequently, there is no assurance the value realized by an officer will be at or near the value estimated above. These amounts should not be used to predict stock performance.

Option Exercises and Fiscal Year-End Values

         The following table summarizes option exercises during 2000 and the value of vested and unvested options for the Named Executive Officers at December 31, 2000. Year-end values are based upon a price of $15.875 per share, which was the closing market price of a share of the Common Stock on December 31, 2000.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

                                                            Number Of Securities
                                                           Underlying Unexercised          Value Of Unexercised
                                                                  Options                  In-The-Money Options
                                                                 At Fiscal                      At Fiscal
                                                                 Year-End                       Year-End
                                Shares                   ---------------------------   ---------------------------
                               Acquired       Value
            Name              On Exercise   Realized     Exercisable   Unexercisable   Exercisable   Unexercisable
            ----              -----------   --------     -----------   -------------   -----------   -------------
James M. Donegan                125,000    $1,774,750      100,400            600         $755,726        $8,589

Michael W. Simpson               50,000      $568,500       33,000         33,000         $131,835      $131,835

Thor R. Halseth                       -             -       16,000         78,000         $156,908      $367,724

Lawrence D. Ellis                 7,600                     33,000         49,200         $132,000      $356,805
                                              $91,604
Joseph N. Bongiovanni, III       33,000      $437,543       92,000        120,000       $1,123,270      $672,780

Employment Agreements

         Effective April 1, 2000, the Company entered into a one year employment agreement with James M. Donegan as Chief Executive Officer and President. The agreement provides for a base salary of $300,000, a bonus of $25,000 and the grant of stock options to purchase 100,000 shares of the Common Stock at a price of $8.375 per share. The options vested on the date of issuance and expire on April 19, 2005. In connection with Mr. Donegan's employment contract, the Company's Compensation Committee, after consultation with PwC, determined that Mr. Donegan had been under-compensated since the Company's inception and authorized an award of approximately 59,700 shares of Common Stock per year for the following four years as compensation for past service, or an aggregate totaling 238,806 shares. Each annual award is conditioned on Mr. Donegan remaining an officer, director or consultant of the Company.

         On November 11, 1999, the Company entered into an employment agreement with Michael W. Simpson as Chief Operating Officer. The Agreement has an initial term of three years. The agreement provides for a base salary of $165,000, the grant of a warrant to purchase 50,000 shares of Common Stock at a price of $7.88 per share as a signing bonus and the grant of a warrant to purchase 66,000 shares of Common Stock at a price of $11.875 per share as compensation. The warrant for 50,000 shares vested upon issuance and expires on November 11, 2004. The warrant for 66,000 shares vested as to 33,000 shares upon issuance and as to 33,000 shares on November 11, 2000 and expires on April 25, 2005. Mr. Simpson's agreement also provides for a special incentive payment of 200,000 shares of restricted Common Stock. The restricted shares vest if the Company is merged into or is acquired by another entity or upon the earlier of (i) the Common Stock trading over $22.00 per share for thirty consecutive trading days and (ii) November 11, 2004.

         On March 1, 2000, the Company entered into a one year employment agreement with Lawrence D. Ellis as Chief Financial Officer. The agreement provides for a base salary of $140,000, a bonus of $20,000 and the grant of a warrant to purchase 66,000 shares of Common Stock at a price of $11.875 per share. The warrant vested as to 33,000 shares upon issuance and 33,000 shares on March 1, 2001 and expires on April 25, 2005.

Compensation Committee Interlocks and Insider Participation

         Gilbert M. White served on the Company's Compensation Committee during 2000. Mr. White served as the Company's Executive Vice President from 1995 to January 1998.

                      REPORT OF THE COMPENSATION COMMITTEE

         The report of the Compensation Committee documents the Committee's policies regarding executive officer compensation. The Company's philosophy and objectives in setting compensation are: (i) to offer levels of compensation that are competitive with those offered by other companies in similar businesses;
(ii) to compensate executives based on each executive's level of responsibility and contribution to the Company's business goals; (iii) to link compensation with the Company's financial performance; and (iv) to align the interests of the Company's executives with the interests of the Company's stockholders. The Compensation Committee periodically reviews its approach to executive compensation with outside consultants and makes changes as competitive conditions and other circumstances warrant.

         There are three major components to executive compensation at the
Company: base salary, bonus and stock options.

Base Salary

         Base salary is determined by level of responsibility, individual performance and Company performance, as well as by the need to provide a competitive package that allows the Company to recruit and retain key executives. After reviewing individual and Company performance and salaries at companies of similar size, the Chief Executive Officer makes recommendations to the Compensation Committee concerning officers' salaries. The Compensation Committee reviews such recommendations and, with any changes it deems appropriate, approves these recommendations. In determining base salary for 2000, the Committee relied principally upon the recommendations of the Chief Executive Officer, and did not apply any specific criteria in determining salaries. Last year Mr. Donegan's salary was increased as part of an ongoing effort to align Mr. Donegan's compensation with that of CEO's of similar skill and experience at comparable companies in the industry in which the Company is engaged.

Executive Officer Bonuses

         Bonuses are paid to the Company's executive officers based upon both their individual performance and the Company's financial performance. The Chief Executive Officer makes recommendations to the Compensation Committee concerning the bonuses to be paid to executive officers. In determining bonuses for 2000, the Committee relied principally upon the Chief Executive Officer, and did not apply any specific criteria in determining bonuses. The Compensation Committee reviews such recommendations and, with any changes it deems appropriate, approves these recommendations.

Stock Options

         During 2000, the Company granted 374,000 stock options under the Non-Qualified Stock Option Plan to executive officers of the Company and warrants to purchase 221,000 shares of Common Stock to officers, directors and consultants outside of the Non-Qualified Stock Option Plan. The primary purpose of the Non-Qualified Stock Option Plan is to align the interests of the Company's key employees, including its executive officers, more closely with the interests of the Company's stockholders by offering these key employees an opportunity to benefit from increases in the market price of the Common Stock. The Non-Qualified Stock Option Plan provides long-term incentives designed to enable the Company to attract and retain key employees by encouraging their ownership of Common Stock. The Non-Qualified Stock Option Plan is administered by the Compensation Committee of the Board of Directors, which determines the persons who are to receive options and the number of shares to be subject to each option. In determining option grants in 2000, the Committee relied principally upon the recommendations of the Chief Executive Officer. In selecting individuals to receive option grants and determining the terms of the warrants, the Compensation Committee may take into consideration any factors it deems relevant, including present and potential contributions to the success of the Company.

                                                          COMPENSATION COMMITTEE
                                                          Gilbert M. White
June 5, 2001                                              Pasquale L. Vallone
                                                          Vincent J. Papa

                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee of the Board of Directors is composed of three independent directors and operates under a written charter adopted by the Board of Directors (attached to this Proxy Statement as Appendix B). The Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company's independent accountants.

         Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

         In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 ("Communication with Audit Committees").

         The Company's independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

         Based upon these discussions and reviews, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                                                          AUDIT COMMITTEE
June 5, 2001                                              Gilbert M. White
                                                          Pasquale L. Vallone
                                                          Vincent J. Papa


                             AUDIT AND RELATED FEES

         The aggregate fees billed by PricewaterhouseCoopers, the Company's independent accountants, for the year ended December 31, 2000 are as follows:

Audit Fees

         The aggregate fees billed for professional services rendered by PwC for the audit of the Company's annual financial statements for the year ended December 31, 2000 and the reviews of the Company's financial statements included in the Company's quarterly reports on Form 10-Q for the year ended December 31, 2000 were $119,750.

All Other Fees

         The aggregate fees billed for all other services rendered by PwC during fiscal year 2000, other than the services referred to above under the caption "Audit Fees," were $58,600. Such other fees were primarily related to corporate income tax compliance and planning and assistance with the filing of registration statements with the Securities and Exchange Commission.

         The Audit Committee determined that the provision of services other than audit services by PwC was compatible with maintaining PwC's independence.

                                PERFORMANCE GRAPH

           The graph below compares the cumulative total stockholder return of the Company's Common Stock with the cumulative total return of (i) the Nasdaq Stock Market - US Index (the "Nasdaq US Index") and (ii) the Nasdaq Stock Market
- Medical Devices, Instruments and Supplies Index (the "Nasdaq Medical Device Index") for the period from December 31, 1995 to December 31, 2000. The chart assumes $100 was invested on December 31, 1995 in each of Med-Design Common Stock, the Nasdaq US Index and the Nasdaq Medical Device Index and reflects reinvestment of dividends. Med-Design did not pay dividends during the period indicated.

-----------------------------------------------------------------------------------------------------------------------------
                                           Med-Design                     Nasdaq                    Nasdaq Medical
         December 31,                     Common Stock                   US Index                    Device Index
-----------------------------------------------------------------------------------------------------------------------------
            1995                            $100.00                      $100.00                        $100.00
-----------------------------------------------------------------------------------------------------------------------------
            1996                             $68.85                      $123.03                        $193.67
-----------------------------------------------------------------------------------------------------------------------------
            1997                             $44.26                      $150.68                        $106.88
-----------------------------------------------------------------------------------------------------------------------------
            1998                             $40.98                      $212.45                        $119.19
-----------------------------------------------------------------------------------------------------------------------------
            1999                            $191.80                      $394.81                        $144.35
-----------------------------------------------------------------------------------------------------------------------------
            2000                            $208.20                      $237.43                        $148.90
-----------------------------------------------------------------------------------------------------------------------------


      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of the Company's Common Stock.

           To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations of the representing persons that no other reports were required, during the year ended December 31, 2000, the Company's officers and directors and owners of more than 10 percent of the Company's Common Stock complied with their respective filing requirements under Section 16(a) on a timely basis.

                              CERTAIN TRANSACTIONS

         Joseph N. Bongiovanni, III, the senior partner of the law firm of Bongiovanni & Berger, is a director, Vice President and Secretary of the Company. During the fiscal years ended December 31, 2000 and 1999, Bongiovanni & Berger received $54,924 and $57,719, respectively, for legal services billed to the Company.


                              STOCKHOLDER PROPOSALS

         Any stockholder proposal to be presented at the Annual Meeting of the Stockholders to be held in 2002 must be received by the Company on or before February 19, 2002 in order to be included in the Proxy Statement relating to the meeting. If a stockholder notifies the Company after June 19, 2002 of an intent to present a proposal at the 2002 Annual Meeting of the Stockholders, the Company may use its discretionary voting authority with respect to such proposal, if presented at the meeting, without including information regarding such proposal in the Company's proxy statement.

                                           By Order of the Board of Directors



Dated: June 25, 2001                       Joseph N. Bongiovanni, III, Secretary

                                   APPENDIX A

                            2001 EQUITY COMPENSATION

         The purpose of the The Med Design Corporation 2001 Equity Compensation Plan is to provide (i) designated employees of The Med-Design Corporation (the "Company") and its subsidiaries, (ii) certain consultants and advisors who perform services for the Company or its subsidiaries, and (iii) non-employee members of the Board of Directors of the Company (the "Board") with the opportunity to receive grants of incentive stock options, nonqualified stock options, and stock awards. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company's stockholders, and will align the economic interests of the participants with those of the stockholders.

         1.  Administration

         (a) Committee. The Plan shall be administered by a committee appointed by the Board (the "Committee"), which may consist of two or more persons who are "outside directors" as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and related Treasury regulations and "non-employee directors" as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). However, the Board may ratify or approve any grants as it deems appropriate.

         (b) Committee Authority. The Committee shall have the sole authority to
(i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued grant, and (v) deal with any other matters arising under the Plan.

         (c) Committee Determinations. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

         2.  Grants

         Awards under the Plan may consist of grants of incentive stock options as described in Section 5 ("Incentive Stock Options"), nonqualified stock options as described in Section 5 ("Nonqualified Stock Options") (Incentive Stock Options and Nonqualified Stock Options are collectively referred to as "Options"), and stock awards as described in Section 6 ("Stock Awards") (hereinafter collectively referred to as "Grants"). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument or an amendment to the grant instrument (the "Grant Instrument"). The Committee shall approve the form and provisions of each Grant Instrument. Grants under a particular Section of the Plan need not be uniform as among the grantees.

         3.  Shares Subject to the Plan

         (a) Shares Authorized. Subject to adjustment as described below, the aggregate number of shares of common stock of the Company ("Company Stock") that may be issued or transferred under the Plan is 1,200,000 shares. The maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any individual during any calendar year shall be 200,000 shares, subject to adjustment as described below. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any Stock Awards are forfeited, the shares subject to such Grants shall again be available for purposes of the Plan.

         (b) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any year, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan, and the price per share or the applicable market value of such Grants shall be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

         4.  Eligibility for Participation

         (a) Eligible Persons. All employees of the Company and its subsidiaries ("Employees"), including Employees who are officers or members of the Board, and members of the Board who are not Employees ("Non-Employee Directors") shall be eligible to participate in the Plan. Consultants and advisors who perform services for the Company or any of its subsidiaries ("Key Advisors") shall be eligible to participate in the Plan if the Key Advisors render bona fide services to the Company or its subsidiaries, the services are not in connection with the offer and sale of securities in a capital-raising transaction, and the Key Advisors do not directly or indirectly promote or maintain a market for the Company's securities.

         (b) Selection of Grantees. The Committee shall select the Employees, Non-Employee Directors and Key Advisors to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines. Employees, Key Advisors and Non-Employee Directors who receive Grants under this Plan shall hereinafter be referred to as "Grantees".

         5.  Granting of Options

         (a) Number of Shares. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Non-Employee Directors and Key Advisors.

         (b) Type of Option and Price

             (i) The Committee may grant Incentive Stock Options that are intended to qualify as "incentive stock options" within the meaning of section 422 of the Code or Nonqualified Stock Options that are not intended so to qualify or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees. Nonqualified Stock Options may be granted to Employees, Non-Employee Directors and Key Advisors.

             (ii) The purchase price (the "Exercise Price") of Company Stock subject to an Option shall be determined by the Committee and may be equal to, greater than, or less than the Fair Market Value (as defined below) of a share of Company Stock on the date the Option is granted; provided, however, that (x) the Exercise Price of an Incentive Stock Option shall be equal to, or greater than, the Fair Market Value of a share of Company Stock on the date the Incentive Stock Option is granted and (y) an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the Exercise Price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant.

             (iii) If the Company Stock is publicly traded, then the Fair Market Value per share shall be determined as follows: (x) if the principal trading market for the Company Stock is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (y) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported "bid" and "asked" prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or "bid" or "asked" quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

         (c) Option Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five years from the date of grant.

         (d) Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

         (e) Grants to Non-Exempt Employees. Notwithstanding the foregoing, Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, shall have an Exercise Price not less than 85% of the Fair Market Value of the Company Stock on the date of grant, and may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Grantee's death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

         (f) Termination of Employment, Disability or Death

             (i) Except as provided below, an Option may only be exercised while the Grantee is employed by, or providing service to, the Company as an Employee, Key Advisor or member of the Board. In the event that a Grantee ceases to be employed by, or provide service to, the Company for any reason other than Disability, death, or termination for Cause (as defined below), any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

             (ii) In the event the Grantee ceases to be employed by, or provide service to, the Company on account of a termination for Cause by the Company, any Option held by the Grantee shall terminate as of the date the Grantee ceases to be employed by, or provide service to, the Company. In addition, notwithstanding any other provisions of this Section 5, if the Committee determines that the Grantee has engaged in conduct that constitutes Cause at any time while the Grantee is employed by, or providing service to, the Company or after the Grantee's termination of employment or service, any Option held by the Grantee shall immediately terminate and the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares. Upon any exercise of an Option, the Company may withhold delivery of share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture.

             (iii) In the event the Grantee ceases to be employed by, or provide service to, the Company because the Grantee is Disabled, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee's Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

             (iv) If the Grantee dies while employed by, or providing service to, the Company or within 90 days after the date on which the Grantee ceases to be employed or provide service on account of a termination specified in Section

5(f)(i) above (or within such other period of time as may be specified by the Committee), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

             (v) For purposes of this Section 5(f) and Section 6:

         (A) The term "Company" shall mean the Company and its parent and subsidiary corporations or other entities, as determined by the Committee.

         (B) "Employed by, or provide service to, the Company" shall mean employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of exercising Options and satisfying conditions with respect to Stock Awards, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee, Key Advisor and member of the Board), unless the Committee determines otherwise.

         (C) "Disability" shall mean a Grantee's becoming disabled within the meaning of section 22(e)(3) of the Code or the Grantee becomes entitled to receive long-term disability benefits under the Company's long-term disability plan.

         (D) "Cause" shall mean, except to the extent specified otherwise by the Committee, a finding by the Committee that the Grantee (i) has breached his or her employment or service contract with the Company, (ii) has engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty, (iii) has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information, (iv) has breached any written confidentiality, non-competition or non-solicitation agreement between the Grantee and the Company or (v) has engaged in such other behavior detrimental to the interests of the Company as the Committee determines.

         (g) Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price. The Grantee shall pay the Exercise Price for an Option as specified by the Committee (w) in cash, (x) with the approval of the Committee, by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation (on a form prescribed by the Committee) to ownership of shares of Company Stock having a Fair Market Value on the date of exercise equal to the Exercise Price, (y) with the approval of the Committee, payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (z) by such other method as the Committee may approve. The Committee may authorize loans by the Company to Grantees in connection with the exercise of an Option, upon such terms and conditions as the Committee, in its sole discretion, deems appropriate. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 8) at the time of exercise.

         (h) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary (within the meaning of section 424(f) of the Code).

         6.  Stock Awards

         The Committee may issue or transfer shares of Company Stock to an Employee, Non-Employee Director or Key Advisor under a Stock Award, upon such terms as the Committee deems appropriate. The following provisions are applicable to Stock Awards:

         (a) General Requirements. Shares of Company Stock issued or transferred pursuant to Stock Awards may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may, but shall not be required to, establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate. The period of time during which the Stock Awards will remain subject to restrictions will be designated in the Grant Instrument as the "Restriction Period."

         (b) Number of Shares. The Committee shall determine the number of shares of Company Stock to be issued or transferred pursuant to a Stock Award and the restrictions applicable to such shares.

         (c) Requirement of Employment or Service. If the Grantee ceases to be employed by, or provide service to, the Company (as defined in Section 5(f)) during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Stock Award shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

         (d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except to a Successor Grantee under Section 9(a). Each certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for Stock Awards until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for shares of Stock Awards until all restrictions on such shares have lapsed.

         (e) Right to Vote and to Receive Dividends. Unless the Committee determines otherwise, during the Restriction Period, the Grantee shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee.

         (f) Lapse of Restrictions. All restrictions imposed on Stock Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee. The Committee may determine, as to any or all Stock Awards, that the restrictions shall lapse without regard to any Restriction Period.

         7.  Deferrals

         The Committee may permit or require a Grantee to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to such Grantee in connection with any Option or the lapse or waiver of restrictions applicable to Stock Awards. If any such deferral election is permitted or required, the Committee shall, in its sole discretion, establish rules and procedures for such deferrals.

         8.  Withholding of Taxes

         (a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require that the Grantee or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

         (b) Election to Withhold Shares. If the Committee so permits, a Grantee may elect to satisfy the Company's income tax withholding obligation with respect to a Grant by having shares withheld up to an amount that does not exceed the Company's minimum applicable withholding tax rate for federal (including FICA), state, local and foreign tax liabilities with respect to the Grantee. The election must be in a form and manner prescribed by the Committee and may be subject to the prior approval of the Committee.

         9.  Transferability of Grants

         (a) Nontransferability of Grants. Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee's lifetime. A Grantee may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee, pursuant to a domestic relations order or otherwise as permitted by the Committee. When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

         (b) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

         10. Change of Control of the Company

         As used herein, a "Change of Control" shall be deemed to have occurred if:

         (a) Any "person" (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote);

         (b) The consummation of (i) a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), or where the members of the Board, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the board of directors of the surviving corporation,
(ii) a sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company;

         (c) Any person has commenced a tender offer or exchange offer for 30% or more of the voting power of the then outstanding shares of the Company; or

         (d) At least a majority of the Board does not consist of individuals who were elected, or nominated for election, by the directors in office at the time of such election or nomination.

         11. Consequences of a Change of Control

         (a) Notice and Acceleration. Upon a Change of Control, unless the Committee determines otherwise, (i) the Company shall provide each Grantee with outstanding Grants written notice of such Change of Control, (ii) all outstanding Options shall automatically accelerate and become fully exercisable, and (iii) the restrictions and conditions on all outstanding Stock Awards shall immediately lapse.

         (b) Assumption of Grants. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options that are not exercised shall be assumed by, or replaced with, comparable options by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and outstanding Stock Awards shall be converted to stock awards of the surviving corporation (or a parent or subsidiary of the surviving corporation).

         (c) Other Alternatives. Notwithstanding the foregoing, subject to subsection (d) below, in the event of a Change of Control, the Committee may take one or both of the following actions with respect to any or all outstanding
Grants: the Committee may (i) require that Grantees surrender their outstanding Options in exchange for a payment by the Company, in cash or Company Stock, as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee's unexercised Options exceeds the Exercise Price of the Options, or (ii) after giving Grantees an opportunity to exercise their outstanding Options, terminate any or all unexercised Options at such time as the Committee deems appropriate. Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify.

         (d) Limitations. Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, the Committee shall not have the right to take any actions described in the Plan (including without limitation actions described in Subsection (c) above) that would make the Change of Control ineligible for pooling of interests accounting treatment or that would make the Change of Control ineligible for desired tax treatment if, in the absence of such right, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change of Control.

         12. Limitations on Issuance or Transfer of Shares

         No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

         13. Amendment and Termination of the Plan

         (a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without stockholder approval if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements.

         (b) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders.

         (c) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 19(b). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 19(b) or may be amended by agreement of the Company and the Grantee consistent with the Plan.

         (d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

         14. Funding of the Plan

         This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

         15. Rights of Participants

         Nothing in this Plan shall entitle any Employee, Key Advisor, Non-Employee Director or other person to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

         16. No Fractional Shares

         No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

         17. Headings

         Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

         18. Effective Date of the Plan. Subject to approval by the Company's stockholders, the Plan shall be effective on June 11, 2001.

         19. Miscellaneous

         (a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees of the Company, or for other proper corporate purposes, or
(ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or stock awards grant made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute grants.

         (b) Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that the Plan and applicable Grants under the Plan comply with the applicable provisions of section 162(m) of the Code and section 422 of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or section 162(m) or 422 of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 162(m) or 422 of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

         (c) Employees Subject to Taxation Outside the United States. With respect to Grantees who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

         (d) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

                                   APPENDIX B

                             AUDIT COMMITTEE CHARTER


Organization

There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall be composed of directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgement as a committee member.

The audit committee members and the committee chairman shall be designated by the full board of directors upon the recommendation of the nominating committee.

The committee shall meet at least four times per year or more frequently as circumstances require. The committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

Statement of Purpose

The audit committee shall provide assistance to the corporate directors in fulfilling their oversight responsibility by reviewing the financial information which will be provided to shareholders and others, the system of internal controls that management and the board of directors have established and the audit process.

Responsibilities

In carrying out its functions, the audit committee shall further the principle that the independent auditors are ultimately accountable to the board of directors and the audit committee, as representatives of the shareholders.

The audit committee will

         o Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries.

         o Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

         o Review with the independent auditors, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more details controls or procedures are desirable. Particular emphasis should be given to the adequacy that might be deem illegal or otherwise improper.

         o Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

         o  Evaluate and replace the outside auditors.

         o Receive from the outside independent auditors a formal written statement delineating all relationship between the auditor and the Company, consistent with Independence Standards Board No. 1.

         o Actively engage in dialog with the auditor with respect to any disclosed relationship or services which may impact the objectivity and independence of the auditors.

         o Review with management, after review by the independent accountant, the interim financial report before it is filed with the SEC or other regulator.

         o Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

         o Investigate any matter within the scope of its duties, with the power to retain outside counsel, accountants, or others for this purpose if, in its judgement, that is appropriate.

The committee will perform such other functions as assigned by law, the company's charter bylaws, or the board of directors.

                           THE MED-DESIGN CORPORATION
                 Annual Meeting of Stockholders - August 3, 2001

PROXY CARD                                                            PROXY CARD

This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders on August 3, 2001.

YOUR VOTE IS IMPORTANT! PLEASE SIGN AND DATE ON THE REVERSE SIDE OF THIS CARD.

                                      PROXY

The undersigned hereby appoints James M. Donegan, Joseph N. Bongiovanni, III and Michael W. Simpson, and each of them, proxies, with full power of substitution to appear on behalf of the undersigned and to vote all shares of Common Stock of the undersigned at the Annual Meeting of Stockholders to be held at The Union League, Broad and Sansom Streets in Philadelphia, Pennsylvania, on Friday, August 3, 2001 at 1:00 P.M. local time, and at any adjournment thereof, upon all subjects that may properly come before the Annual Meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card, hereby revoking any and all proxies heretofore given.

The proxies will vote "FOR" the election of the nominees as Director, "FOR" the adoption of the 2001 Equity Compensation Plan, "FOR" the adoption of the proposed amendments to the Certificate of Incorporation and "FOR" the ratification of the selection of independent accountants if the applicable boxes are not marked, and at their discretion on any other matter that may properly come before the Annual Meeting.



                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE                                                SEE REVERSE SIDE

         [X] PLEASE MARK VOTES AS IN THIS EXAMPLE

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS:

                  FOR ALL     WITHHELD                                                   FOR     AGAINST    ABSTAIN
                  nominees    FROM ALL
                              nominees
1. Election of                            Nominees:              4.  To adopt the
the Nominees as                           Ralph Balzano          Company's 2001
Directors for                             Richard Bergman        Equity Compensation
Terms                                     John F. Kelly          Plan
Continuing          [ ]         [ ]                                                       [ ]       [ ]        [ ]
through the
2002 Annual
Meeting.
                                                                 5.  To adopt the
                                                                 proposed amendment
                                                                 to the Company's
                                                                 Certificate of
                                                                 Incorporation to
                                                                 provide for the
                                                                 classification of        [ ]       [ ]        [ ]
                                                                 the Board of
                                                                 Directors into three
                                                                 classes of directors
                                                                 with staggered terms
                                                                 of office.
[ ]  FOR ALL EXCEPT the nominees
     indicated on this line immediately
     below

___________________________________________

2. Election of                            Nominees:
the Nominees as                           Joseph N.
Directors for                             Bongiovanni, III
Terms                                     Pasquale L. Vallone
Continuing          [ ]         [ ]       Gilbert M. White
through the                               John Branton
2003 Annual
Meeting.
                                                                 6. To increase the
                                                                 number of authorized
                                                                 shares of Common
                                                                 Stock available for
                                                                 issuance under the       [ ]       [ ]        [ ]
                                                                 Company's
                                                                 Certificate of
                                                                 Incorporation by
                                                                 10,000,000 shares.

[ ]  FOR ALL EXCEPT the nominees
     indicated on this line immediately
     below

___________________________________________

                                                                 7. To ratify the
                                                                 Board of Directors'
                                                                 selection of
                                                                 PricewaterhouseCoopers
                                                                 LLP as the Company's
                                                                 independent              [ ]       [ ]        [ ]
                                                                 accountants for the
                                                                 Company's fiscal
                                                                 year ending December
                                                                 31, 2001.

3. Election of                            Nominees:
the Nominees as                           James M. Donegan
Directors for                             Michael W. Simpson
Terms                                     James E. Schleif
Continuing          [ ]         [ ]       Vincent J. Papa
through the
2004 Annual
Meeting.

[ ]  FOR ALL EXCEPT the nominees indicated on                    THE UNDERSIGNED HEREBY
     this line immediately below                                 ACKNOWLEDGES RECEIPT OF THE NOTICE
                                                                 OF ANNUAL MEETING, PROXY STATEMENT
___________________________________________                      AND ANNUAL REPORT OF THE MED-DESIGN
                                                                 CORPORATION.





Signature ____________________________________ Signature if held jointly ____________________________________ Date: __________, 2001


Please sign exactly as name appears hereon and return this Proxy Card so that your shares can be represented at the Annual Meeting. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you vote by ballot, such vote will supersede this proxy.

    PLEASE RETURN THIS CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO
              THAT YOUR SHARES CAN BE REPRESENTED AT THE MEETING.